EXHIBIT 11

                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
                      (in thousands except per share data)


A.    Weighted average shares outstanding basis:

                                                  Fiscal year ended May 31
                                          -------------------------------------
                                            1996          1995         1994
                                          -------        -------      ---------

      Net income                          $75,183        $62,743      $52,170
                                          =======        =======      =======

      Weighted average
         shares outstanding                47,099         46,891       46,706
                                           ======        =======       ======

      Earnings per share                   $1.596         $1.338       $1.117
                                           ======         ======       ======



B.    Primary basis:

                                                  Fiscal year ended May 31
                                          -------------------------------------
                                            1996          1995         1994
                                          -------        -------      ---------

      Net income                           $75,183        $62,743      $52,170
                                           =======        =======      =======

      Weighted average
         shares outstanding                 47,099         46,891       46,706

      Plus - net shares to be
         issued  upon  exercise
         of  dilutive  stock
         options after applying
         treasury stock method                   752          773          778
                                           ---------    ---------     --------

                                              47,851       47,664       47,484
                                           =========     ========     ========

      Earnings per share                      $1.571       $1.316       $1.099
                                           =========     ========     ========



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C.    Fully diluted basis:

                                                  Fiscal year ended May 31
                                          -------------------------------------
                                            1996          1995         1994
                                          -------        -------      ---------

      Net income                           $75,183       $62,743      $52,170
                                           =======       =======      =======

      Weighted average
         shares outstanding                 47,099        46,891       46,706

      Plus - net shares to be
         issued  upon  exercise
         of  dilutive  stock
         options after applying
         treasury stock method                 905           859          838
                                          --------      --------     --------

                                            48,004        47,750       47,544
                                          ========      ========     ========

      Earnings per share                    $1.566        $1.314       $1.097
                                          ========      ========     ========


        Note: Reported earnings per share for each year was based upon weighted average shares outstanding since neither the primary nor fully diluted amounts of per share earnings resulted in a reduction of 3% or more.